UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2021

RED CAT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	814-00175 (Commission File Number)	86-0490034 (I.R.S. Employer Identification No.)

370 Harbour Drive, Palmas del Mar Humacao, PR (Address of principal executive offices)	00791 (Zip Code)

Registrant’s telephone number, including area code: (833) 373-3228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	RCAT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 7, 2021, our Board of Directors approved a Consulting Agreement (the “Agreement”) with our Director Joseph Freedman. Under the Agreement, Mr. Freedman has agreed to assist the company with various strategic tasks and initiatives, including pre-merger integration planning and post-merger integration execution, developing and managing quarterly and annual planning sessions, assisting with executive recruiting, and identifying and assisting with acquisitions. Under the Agreement, Mr. Freedman will be acting as a consultant only, and will have no responsibility or obligation for execution of our business plan or any ability to obligate or bind the company in any respect. In approving the Agreement, our Board of Directors determined that Mr. Freedman remains an “Independent Director” within the meaning of Nasdaq Rule 5605.

The term of the Agreement is one (1) year, during which Mr. Freedman will be paid a consulting fee of $6,000 per month. As additional compensation, Mr. Freedman was granted options to purchase 150,000 shares of common stock at a price of $2.51 per share, exercisable for five years. The options will vest in equal quarterly installments.

In conjunction with board approval of the Agreement, our Director Patrick Mitchell was appointed to replace Mr. Freedman as a member of the Audit Committee.

Section 9 – Financial Statements and Exhibits

Item. 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement with Joseph Freedman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2021	RED CAT HOLDINGS, INC.

	By:	/s/ Jeffrey M. Thompson
	Name:	Jeffrey M. Thompson
	Title:	President and Chief Executive Officer